BEVERLY NATIONAL CORPORATION

                                 NOTICE OF
                     1996 ANNUAL MEETING OF SHAREHOLDERS

                               MARCH 26, 1996



               NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders of Beverly National Corporation ("Corporation") will be held at the main office of the Corporation at 240 Cabot Street, Beverly, Massachusetts, on March 26, 1996 at 3 o'clock P.M., for the purpose of considering and voting upon the following matters:

               (1) Fixing of the number of directors who shall constitute the full Board of Directors at ten.

               (2) Election as directors of the individuals listed as
                   nominees in the Proxy Statement accompanying this notice of meeting, who, together with the directors whose terms of office do not expire at this meeting, will constitute the full Board of Directors.

               (3) Approving the Beverly National Corporation 1996
                   Incentive Stock Option Plan for Key Employees.

               (4) Such other matters as may properly be brought before the meeting and any adjournment thereof.

               The record date and hour for determining shareholders entitled to notice of, and to vote at, the meeting, has been fixed at 5 o'clock P.M., February 20, 1996.

                                       By Order of the Board of Directors,



          February 23, 1996            Julia L. Robichau, Clerk




          PLEASE SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. YOU MAY
          NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND THE MEETING.


          6527O

                          BEVERLY NATIONAL CORPORATION
                                PROXY STATEMENT
                       1996 ANNUAL MEETING OF SHAREHOLDERS
                                MARCH 26, 1996


               The following information is furnished in connection with the solicitation of proxies by the management of Beverly National Corporation ("Corporation"), whose principal executive office is located at 240 Cabot Street, Beverly, Massachusetts (Telephone:
          (508) 922-2100) for use at the 1996 Annual Meeting of Shareholders of the Corporation to be held on March 26, 1996.

               As of February 20, 1996, 754,382 shares of common stock, $2.50 par value ("Common Stock"), of the Corporation were outstanding and entitled to be voted.

               The record date and hour for determining shareholders entitled to vote has been fixed at 5 o'clock P.M., February 20, 1996. Only shareholders of record at such time will be entitled to notice of, and to vote at, the meeting. Shareholders are urged to sign the enclosed form of proxy solicited on behalf of the management of the Corporation and return it at once in the envelope enclosed for that purpose. Proxies will be voted in accordance with the shareholder's directions. If no directions are given, proxies will be voted to fix the number of directors at ten, to elect the nominees listed below, and to approve the Beverly National Corporation 1996 Incentive Stock Option Plan for Key Employees (the "Plan"), a copy of which is attached hereto as Exhibit A. The proxy does not affect the right to vote in person at the meeting and may be revoked prior to its exercise.

               The affirmative vote of the holders of a majority of the Common Stock of the Corporation present or represented and voting at the meeting is required to fix the number of directors at ten. The affirmative vote of a plurality of the votes cast by shareholders is required to elect directors. The affirmative vote of the holders of a majority of the Common Stock of the Corporation present or represented and voting at the meeting is required to approve the Plan.

               The 1995 Annual Report of the Corporation containing financial statements for 1995 is being mailed to the shareholders with the mailing of this Notice and Proxy Statement.

               The cost of the solicitation of proxies is being paid by the Corporation. The Proxy Statement will be mailed to shareholders of the Corporation on or about February 23, 1996.

                        DETERMINATION OF NUMBER OF DIRECTORS
                              AND ELECTION OF DIRECTORS

               The persons named as proxies intend to vote to fix the number of directors for the ensuing year at ten and vote for the election of the individuals named below as nominees for election as director, to hold office until the 1999 annual meeting. If any nominee should not be available for election at the time of the meeting, the persons named as proxies may vote for another person in their discretion or may vote to fix the number of directors at less than ten. The management does not anticipate that any nominee will be unavailable.

               The By-Laws of the Corporation provide in substance that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the term of office of one class shall expire and a successor class be elected at each annual meeting of the shareholders.

               The present number of directors is ten. It is proposed by the Board, that at the meeting, the number of directors who shall constitute the full Board of Directors until the next annual meeting be fixed at ten and that the nominees listed below be elected to serve until 1999.

               Opposite the name of the nominees for election at this meeting and each director continuing in office in the following tables are shown: (1) the number of shares of stock of the Corporation owned beneficially by the individual, including exercisable stock options; (2) the date on which the individual's term of office as director began; (3) the term of office for which the individual will serve; and (4) the individual's current principal occupation or employment.

                  Nominees For Election at This Meeting
                  -------------------------------------
                                 On Board of
                    Shares of     Directors
                   Stock Owned     of the
                  Beneficially   Corporation
                     as of         or Its      Term
                  February 20,   Predecessor    of        Principal
      Name         1996 (1)(2)      Since     Office     Occupation
---------------    -----------    --------   -------   --------------------
Neiland J. Douglas,    5,156        1977      1999     President, Morgan and
Jr.                                                    Douglas (Planning and
                                                       Research)

Mark B. Glovsky, Esq.   250         1996      1999     Attorney, Partner in
                                                       the Law Firm of Glovsky
                                                       & Glovsky

Lawrence M. Smith     27,828        1981      1999     President, Beverly
                                                       National Corporation
                                                       and Beverly National
                                                       Bank

                    Directors Continuing in Office
                    ------------------------------
                                On Board of
                   Shares of      Directors
                  Stock Owned      of the
                  Beneficially   Corporation
                     as of         or Its     Term
                  February 20,   Predecessor   of     Principal
Name              1996 (1)(2)      Since     Office  Occupation
-------------     -----------    ---------   ------  ----------

Richard H. Booth     2,000        1993        1998   Stockbroker - Retired


John N. Fisher       4,615        1989        1997   President, Fisher & George
                                                     Electrical Co., Inc.

John L. Good, III    3,626        1987        1998   Vice President of
                                                     Community Relations &
                                                     Development - Beverly
                                                     Hospital

Alice B. Griffin     2,287        1992        1997   President, Griffin Pension
                                                     Services, Inc.

Clark R. Smith       2,993        1994        1998   Attorney

Barry A. Sullivan    1,722        1991        1997   Partner, Sullivan & Drooks,
                                                     Certified Public
                                                     Accountants

James D. Wiltshire   1,600        1993        1998   President - Grimes -
                                                     Wiltshire d/b/a/
                                                     TruForm Industries,
                                                     Inc.


          NOTE
          ----
          (1) Beneficial ownership of stock for the purpose of this statement includes securities owned by the spouse and minor children and any relative with the same address. Certain directors may disclaim beneficial ownership of certain of the shares listed beside their names.

          (2) Includes stock options to purchase shares which were exercisable as of February 20, 1996 or within 60 days thereafter, as listed: Richard H. Booth, 900; Neiland J. Douglas, Jr., 3,060; John N. Fisher, 1,050; John L. Good, III, 3,060; Alice B. Griffin, 1,050; Lawrence M. Smith, 24,000; Barry A. Sullivan, 1,050; and James D. Wiltshire, 900.

                     APPROVAL OF 1996 INCENTIVE STOCK OPTION
                              PLAN FOR KEY EMPLOYEES
                     ---------------------------------------

               The Board of Directors of the Corporation has unanimously adopted the Plan and recommended its approval by the shareholders. The Plan is intended to replace the 1987 Incentive Stock Option Plan, which expires in 1997. The purpose of the Plan is to provide an incentive to certain employees of the Corporation and subsidiaries at least 50% owned by the Corporation, including The Beverly National Bank ("Subsidiaries"), to perform exceptional services and to devote their full abilities and industry to improve the operations of the Corporation and its Subsidiaries and to offer inducement to such employees to accept and continue employment with the Corporation and its Subsidiaries. The Plan is designed to reward such key employees on a long-term basis by granting them options to purchase shares of the Corporation's common stock. The maximum number of shares of the Corporation which may be issued under the Plan is 35,900 shares, subject to adjustments in the event of stock splits, stock dividend or reclassification, recapitalization or other possible future changes.

               The following is a summary of the other principal features of the Plan. This summary is qualified in its entirety by the complete text of the Plan as set forth in Exhibit A of this Proxy Statement.

               Administration. The Plan will be administered by the Board of Directors. Only one director is eligible for awards under the Plan.

               Participants. Participants will be selected from key employees of the Corporation and its Subsidiaries who the Board may determine to be capable of making substantial contributions to the management or development of the Corporation or its Subsidiaries.

               Grant of Options. Stock options awarded under the Plan are intended to qualify for treatment as incentive stock options under the Internal Revenue Code of 1986. The Board of Directors will determine the option price, term, manner and effective date of the exercise of each option granted except that the option price of incentive stock options may not be less than the fair market value of the common stock of the Corporation on the date of the grant, and no option may have a term greater than 10 years. Each option will be exercisable in such installment or installments as may be determined by the Board of Directors at the time of the grant. The right to purchase shares will be cumulative so that when the right to purchase shares has accrued such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the option. An option may be exercised by the payment in full of the option price for the shares to be purchased. If an option expires or terminates for any reason without having been exercised, the shares represented by the option will again be available for grant under the Plan. The fair market value, at the date of grant, of options exercisable for the first time in any year may not, when aggregated with the value of all other incentive stock options issued by the Corporation or any affiliate that are likewise exercisable for the first time in such year, exceed $100,000.

               Termination of Employment. Each option granted will be exercisable only if the employee remains in the employ of the Corporation or any Subsidiary from the date of grant of his option until a date not more than 3 months prior to exercise. In general, if an optionee's employment with the Corporation terminates by reason of death or permanent and total disability, the optionee, or his legal representative, may exercise outstanding options within twelve months from the date of such termination of employment. If an optionee's employment terminates for any other reason, including retirement, the optionee may exercise outstanding options within three months from the date of such termination. In no event may an optionee exercise an option at a date later than the expiration date of such option.

               Amendment or Termination. The Plan will terminate on the earliest of February 6, 2006 or such other date as the Board of Directors may determine. The Board of Directors may at any time modify, amend or terminate the Plan, except that approval of the holders of at least a majority of the stock of the Corporation is required in certain circumstances described in Section 8.2 of the Plan.

               Federal Tax Aspects. The following is a brief description of the principal Federal income tax consideration of incentive stock options under present law:

               Optionees do not realize income at the time of grant or exercise of an incentive stock option. Recognition of such income is ordinarily postponed until the optionee disposes of the shares of common stock. The tax consequences to the optionee upon disposition of such shares is dependent upon the option price, the sale price and the holding period. The difference between the exercise price of stock purchased on exercise of an option and the fair market value of the

          Corporation's stock is an item of tax preference for purposes of the applicability, if any, of the alternative minimum tax for the year in which the option is exercised.

               The Corporation is entitled to a deduction for Federal income tax purposes only to the extent that ordinary income is realized by the optionee as a result of a disposition prior to termination of any requisite holding period required to qualify the option for incentive stock option treatment.

               The affirmative vote of the holders of a majority of the shares of common stock of the Corporation present or represented and voting at the meeting is required for approval of the Plan.

               The Board of Directors recommends a vote FOR adoption of the Plan, and unless otherwise directed, proxies will be voted in favor of such adoption.

                                    OTHER MATTERS

               The management knows of no business which will be presented for consideration at the meeting other than that set forth in this Proxy Statement. However, if any such business comes before the meeting, the persons named as proxies will vote thereon according to their best judgment.

                                       By order of the Board of Directors


                                       ----------------------------------
                                       Lawrence M. Smith
                                       President

          Beverly, Massachusetts
          February 23, 1996

          0963D

                       BEVERLY NATIONAL CORPORATION

           l996 Incentive Stock Option Plan for Key Employees


              l.   Purpose.

                   l.l The purpose of the Beverly National Corporation l996 Incentive Stock Option Plan for Key Employees (hereinafter referred to as the "Plan") is to provide incentives to present and future employees of Beverly National Corporation, a Massachusetts corporation (this "Corporation"), and any of its present and future subsidiaries at least fifty percent (50%) owned by this Corporation ("Subsidiaries") (such employees being hereinafter referred to as "Employees" and each of them individually as an "Employee") in order that they may provide exceptional services to this Corporation and its Subsidiaries, and to offer inducements to Employees to accept and continue employment with this Corporation and its Subsidiaries by offering Employees options to purchase shares of this Corporation's common stock which may qualify for treatment as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code") upon the approval of the Plan by the shareholders of this Corporation and upon the satisfaction by such Employees of the requirements for such qualification. This Plan is an "incentive stock option plan" described in Section 422 of the Code.


              2.   Administration of Plan.


                   2.l The Plan shall be administered by the Board of Directors of this Corporation (the "Board of Directors") which shall: (l) determine which Employees shall be granted options to purchase shares of this Corporation's Common Stock ($2.50 par value) ("Stock") pursuant to the Plan (which options shall hereinafter be referred to as "Options," or in the singular as an "Option"); (2) determine the time or times when Options shall be granted and the number of shares of Stock to be subject to each Option; (3) determine the option price at which the shares of Stock subject to each Option may be purchased pursuant to the Plan and the forms of the instruments evidencing any Options granted under the Plan or any other instrument to be used in connection with the Plan; (4) adopt, amend and rescind, in its discretion, rules and regulations for the administration of the Plan; (5) interpret the Plan and decide all questions and settle all controversies and disputes which may arise in connection with the Plan, which decisions and interpretations shall be binding upon all persons; and (6) exercise such other powers as may be necessary or desirable to implement the provisions of this Plan.

                   2.2 Members of the Board of Directors who are Employees shall be eligible to receive Options pursuant to the Plan. The grant of an Option to an Employee who is also a director of this Corporation shall not be affected or invalidated by reason of the fact that such director voted to approve the grant of such Option.


                   2.3 No member of the Board of Directors shall be liable for any action taken or determination made in good faith and in a manner reasonably believed to be in the best interests of this Corporation with respect to the Plan or any Option granted pursuant thereto. The Board of Directors may indemnify any person against expenses reasonably incurred or the amount of any damages, fine, or settlement assessed against or agreed to by such person, in connection with any action, suit or proceeding in which such person may be involved in connection with any Option or this Plan to the same extent that the Board of Directors may indemnify such person under the By-laws of this Corporation.


              3.   Authority to Grant Options.

                   3.l Subject to the terms and conditions of this Plan, the Board of Directors may from time to time grant to such Employees as it may determine to be capable of making substantial contributions to the management or development of this Corporation and its Subsidiaries Options, upon such terms and conditions as it may deem appropriate, subject to applicable provisions of this Plan.


                   3.2 The Board of Directors may authorize the grant of Options to Employees by action taken with or without a meeting. The effective date of the grant of an Option pursuant hereto shall be the date specified by the Board of Directors in the Stock Option Agreement, as hereinafter defined.


                   3.3 The number of shares of Stock subject to an Option shall in each case be determined by the Board of Directors, subject to the applicable provisions of this Plan. More than one Option may be granted to the same Employee.


                   3.4 Nothing contained in this Plan or in any resolution adopted by the Board of Directors or the shareholders of this Corporation shall constitute the grant of an Option hereunder, and no Employee shall be entitled to the grant of an Option unless action granting an Option to such Employee shall have been taken by the Board of Directors and unless the recipient of an Option shall have executed an agreement in form and substance satisfactory to the Board of Directors containing terms, restrictions and conditions imposed upon the exercise of the Option and the transfer of any Stock pursuant thereto ("Stock Option Agreement").

                   3.5 Any purported disposition of shares of Stock acquired pursuant to an Option which shall be in contravention of the terms, restrictions and conditions contained in the Stock Option Agreement executed in connection with such Option shall be ineffective, and such disposition shall not be registered upon the stock transfer books of this Corporation.


                   3.6 The aggregate fair market value of Stock with respect to which Options issued hereunder are exercisable for the first time during any calendar year, when aggregated with the fair market value of stock subject to other incentive stock options then outstanding under all plans of this Corporation and its parent and subsidiary corporations and exercisable for the first time during such calendar year, shall not exceed $l00,000 or such other amount as shall be permitted for options intended to qualify for incentive stock option treatment. For purposes of this section the fair market value of Stock subject to Options shall be determined at the time the Options are issued.


              4.   Stock Subject to the Plan.

                   4.l Stock to be issued upon the exercise of an Option shall be made available, in the discretion of the Board of Directors, from authorized but unissued shares of Stock or from shares of Stock held in the treasury of this Corporation, however acquired.


                   4.2 The aggregate number of shares of Stock for which Options may be granted under the Plan shall be 35,900. If an Option shall expire, terminate, or be cancelled or surrendered in whole or in part prior to the exercise thereof, the number of shares of Stock subject to the unexercised portion of such Option shall be subject to other Options granted theretofore or thereafter pursuant to the Plan.


                   4.3 Appropriate adjustments in the number of shares of Stock subject to Options previously issued hereunder and in the number of shares of Stock for which Options have not yet been granted under this Plan shall be made by the Board of Directors if at any time after the effective date of this Plan this Corporation shall increase or decrease the number of outstanding shares of Stock, whether by stock split, combination, stock dividend or reclassification, or merger, consolidation, recapitalization, or reorganization.


                   4.4 No provision of this Plan, nor any Option granted pursuant hereto or Stock Option Agreement entered into in connection therewith shall confer upon any Employee or any other person any preemptive right to acquire any stock of this Corporation.

              5.   Eligibility.

                   5.l The Board of Directors may grant Options pursuant hereto to such Employees as it may designate from time to time pursuant to Section 3.l hereof regardless of whether such Employees are also officers or directors of this Corporation.


                   5.2 No officer or director of this Corporation shall be eligible to receive any Option pursuant to this Plan unless such officer or director is also an Employee.


                   5.3 No Employee may exercise any part of an Option unless he or she has been continuously employed by this Corporation from the date the Option was granted until no more than three (3) months prior to the time of such exercise, provided, that in the case of a deceased employee or an employee whose employment terminates for reason of permanent and total disability, no Option may be exercised unless the optionee was continuously employed by this Corporation from the date the Option was granted until no more than l2 months prior to the time of such exercise.


                   5.4 If an Employee or former Employee eligible to exercise an Option granted pursuant to this Plan dies prior to such exercise, such Option may be exercised to the extent permitted herein by his estate or a person who acquires the right to exercise such Option by bequest or inheritance.

                   5.5 No Option granted pursuant to this Plan may be transferred by the holder thereof other than by will or the laws of descent and distribution of the state in which such holder is domiciled at the time of his death.


              6.   Terms of Options.

                   6.l The price at which shares of Stock may be purchased pursuant to an Option shall be the fair market value of the Stock on the date of the grant of such Option (as determined pursuant to Section 3.2 hereof), provided, that in the case of Options granted to an Employee who at the date of the grant of such Option owns l0% or more of the combined voting stock of the Corporation (a "l0% Employee"), such price shall be equal to ll0% of the fair market value of the Stock on the date of the grant of such Option. For purposes of determining the percentage of stock of the Corporation owned by an Employee, attribution rules made applicable by the Code and related regulations shall apply.
          The fair market value of any Stock shall be determined by the Board of Directors in good faith.

                   6.2 Each Option granted under this Plan shall expire, and may not be exercised to any extent, upon the earliest to occur of the following:

                   (a) Each Option shall expire ten years after the date of grant of such Option (as determined pursuant to Section 3.2 hereof), or on such date prior thereto as may be fixed by the Board of Directors, provided, however, that each Option granted to a l0% Employee shall expire five years after the date of grant of such Option, or such date prior thereto as may be fixed by the Board of Directors.

                   (b) Each Option shall expire not later than three months after termination of the optionee's employment with this Corporation or any of its Subsidiaries (with or without cause, voluntary or involuntary) for reasons other than death or total and permanent disability, during which three-month period the Option may be exercised only to the extent that it was exercisable upon termination. If the optionee's employment with this Corporation or any of its Subsidiaries terminates for reasons of death or total and permanent disability, then the Option shall expire l2 months after such termination of employment, and during that 12-month period the Option may be exercised only to the extent it was exercisable upon termination. If an optionee whose employment terminates for reasons other than death or disability dies during the three-month period described above, such optionee's Options shall expire one year from the date of termination of employment, during which time they may be exercised to the extent exercisable on the date of termination.

              7.   Exercise of Options.

                   7.l Each Option granted hereunder shall be exercisable in such installment or installments as may be determined by the Board of Directors at the time of the grant. The right to purchase shares shall be cumulative so that when the right to purchase any shares has accrued such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option.

                   7.2 A person entitled to exercise an Option may, subject to the terms and conditions of the Stock Option Agreement executed in connection therewith, exercise such Option from time to time by delivery to this Corporation at its principal office of written notice of his or her intention to exercise such Option setting forth the number of shares with respect to which the Option is to be exercised and accompanied by
          (l) payment in full of the purchase price of the shares to be purchased, (2) payment in full of all local, state or federal taxes due on account of the exercise of such Option, and (3) such other documents and materials as may be required by this Corporation under the terms of this Plan, the Stock Option Agreement, or otherwise. As promptly as practicable thereafter, this Corporation shall deliver to the purchaser certificates for the number of shares purchased.

                   7.3 The date of actual receipt by this Corporation of notice of intention to exercise an Option shall be deemed the date of exercise of the Option with respect to the shares then purchased. Delivery of shares purchased shall be deemed effective when a stock transfer agent shall have deposited certificates therefor with the United States mail for delivery to the purchaser at the address specified in the notice of exercise provided to this Corporation.


                   7.4 During the life of a holder of an Option issued pursuant to this Plan, such Option may be exercised only by the holder.


                   7.5 No person, estate or other entity shall have any of the rights of a shareholder of this Corporation with respect to shares subject to an Option until a certificate or certificates for such shares shall have been delivered by this Corporation to such person or entity. Upon delivery of such a certificate to the purchaser thereof for the number of shares of Stock purchased, the owner thereof shall have all the rights of a shareholder of such shares of Stock, including the right to vote the same and receive dividends thereon, subject, however, to the terms, conditions and restrictions contained in this Plan and in the Stock Option Agreement executed in connection with the Option exercised with respect to such shares.


              8.   Miscellaneous.

                   8.l The grant of an Option to an Employee pursuant hereto shall not confer upon such Employee a right to continued employment, nor shall it limit the right of this Corporation or any Subsidiary to terminate the employment of any such Employee.

                   8.2 The Board of Directors may modify, amend or terminate this Plan or any provision thereof at any time and from time to time, provided however, that no amendment to this Plan shall be made which shall: (l) increase the total number of shares of Stock for which Options under this Plan may be issued, except as provided in Section 4.3 hereof, (2) increase the total number of shares of Stock which may be acquired by an Employee pursuant to Options issued under this Plan except as provided in
          Section 4.3 hereof, (3) extend the maximum period during which any Option may be exercised as set forth in Section 6.2 hereof,
          (4) change the class of employees entitled to receive awards, (5) reduce the purchase price of Stock subject to any Option, or (6) extend the termination date of this Plan, without in each case the prior approval of the holders of at least a majority of the Stock of this Corporation of all classes voting together. No amendment to this Plan shall alter or impair any Option previously granted pursuant hereto without the consent of the holder thereof.

                   8.3 The effective date of this Plan shall be April 1, 1996. No Option may be granted pursuant hereto subsequent to the date which is ten years after the date on which the Plan shall be adopted by the Board of Directors.

                   8.4 This Plan, and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of the Commonwealth of Massachusetts.


                   8.5 Notice to this Corporation pursuant to Sections 7.2 or 8.5 hereof or for any other purpose may be given by delivery in hand or first class mail, postage prepaid, and addressed as follows:

                                Beverly National Corporation
                                240 Cabot Street
                                Beverly, Massachusetts 01915

              Notice to an Employee to whom an Option shall be granted hereunder may be given by delivery in hand or first class mail, postage prepaid, to the address listed by such Employee in the Stock Option Agreement executed by such Employee.


          5854E